Exhibit 99.1
Torrid Reports Second Quarter 2025 Results
•Delivered Second Quarter Net Sales in line with guidance
•Second Quarter Net Income of $1.6 million
•Reported Second Quarter Adjusted EBITDA(1) in line with guidance
•Updates Fiscal 2025 Guidance

CITY OF INDUSTRY, Calif. – September 4, 2025 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its financial results for the quarter ended August 2, 2025.

“Our second quarter results were in line with our expectations for both sales and Adjusted EBITDA(1). Our strategic focus on sub-brands continues to drive positive market response, bringing innovation and diversity to our product assortments. We are proactively increasing our marketing investment to drive awareness and consideration in the back half of the year. For the full year, we are updating our guidance to reflect these incremental marketing investments and the new tariff rates. The final tariff announcements in July are expected to result in up to $10 million of additional expense exposure. In total, this represents an estimated $15 million headwind to Adjusted EBITDA(1). It is worth highlighting that through disciplined sourcing strategies and comprehensive expense optimization, we have already mitigated $40 million of tariff costs this year—demonstrating proactive management of external pressures while protecting profitability and reinforcing our commitment to delivering long-term shareholder value,” said Lisa Harper, Chief Executive Officer.
She continued, “Looking ahead, our priorities are clear: elevating our assortment with innovative, high-margin sub-brands, expanding digital and influencer marketing to attract new customers, and optimizing our store fleet to both improve efficiency, customer experience and accelerate the growth of our leading digital channel. Together, these initiatives are expected to drive an increase of 150 to 250 basis points of Adjusted EBITDA(1) as a percentage of net sales, beginning in fiscal 2026, net of incremental marketing investments. At the same time, our disciplined capital allocation strategy—reducing debt and repurchasing shares—positions us to deliver stronger performance and long-term shareholder value.”

Financial Highlights for the Second Quarter of Fiscal 2025
•Net sales decreased 7.7% to $262.8 million compared to $284.6 million for the second quarter of last year. Comparable sales(2) decreased 6.9% in the second quarter.
•Gross profit margin was 35.6% compared to 38.7% in the second quarter of last year.
•Net income of $1.6 million, or $0.02 per share, compared to a net income of $8.3 million, or $0.08 per share, in the second quarter of last year.
•Adjusted EBITDA(1) was $21.5 million, or 8.2% of net sales, compared to $34.6 million, or 12.2% of net sales, in the second quarter of last year.
•As of Q2 YTD, we closed 59 Torrid stores. The total store count at the quarter end was 575 stores.

Second Quarter Fiscal 2025 Financial and Operating Metrics

	Three Months Ended
	August 2, 2025	August 3, 2024
Net sales (in thousands)	$262,806	$284,638
Comparable sales(A)	(7)%	(1)%
Number of stores (as of end of period)	575	657
Net income (in thousands)	$1,567	$8,328
Adjusted EBITDA(B) (in thousands)	$21,525	$34,592

(A)Comparable sales(2) for the three-month period ended August 3, 2024 compares sales for the 13-week period ended August 3, 2024 with sales for the 13-week period ended August 5, 2023.
(B)Refer to “Non-GAAP Reconciliation” below for a reconciliation of net income to Adjusted EBITDA(1).
Balance Sheet and Cash Flow
Cash and cash equivalents at the end of the second quarter of fiscal 2025 totaled $21.5 million. Total liquidity at the end of the quarter, including available borrowing capacity under our revolving credit agreement, was $111.7 million.
Net cash used in operating activities for the six-month period ended August 2, 2025 was $2.3 million, compared to net cash provided by operating activities of $68.4 million for the six-month period ended August 3, 2024.

Outlook
For the third quarter of fiscal 2025 the Company expects:
•Net sales between $235 million and $245 million.
•Adjusted EBITDA(1) between $16 million and $21 million.

For the full year fiscal 2025 the Company expects:
•Net sales between $1.015 billion and $1.030 billion.
•Adjusted EBITDA(1) between $80 million and $90 million.
•Capital expenditures between $10 million and $15 million reflecting infrastructure and technology investment.
•Up to 180 store closures to better align our current demand and sales channels.
•We anticipate up to $50 million tariff impact, with $40 million mitigated through sourcing actions, expense reductions, and price optimization, leaving up to $10 million of expected exposure from the higher tariffs announced in July.

The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry in fiscal 2025. The above outlook does not take into consideration the volatility of tariff changes or its impact on inflation or consumer demand. See “Forward-Looking Statements” for additional information.
Call Details
A conference call to discuss the Company’s fiscal 2025 second quarter results is scheduled for September 4, 2025, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at https://investors.torrid.com. For those unable to participate, a replay of the conference call will be available approximately three hours after the conclusion of the call until September 11, 2025.
Notes
(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for additional information on non-GAAP financial measures and the accompanying table for a reconciliation to the most comparable GAAP measure. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. Partial fiscal months are excluded from the computation of comparable sales. We also determine when certain store remodels and relocations are reintegrated into our comparable sales base. Comparable sales for the three-month period ended August 3, 2024 compares sales for the 13-week period ended August 3, 2024 with sales for the 13-week period ended August 5, 2023. We apply current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison. Comparable sales allow us to evaluate how our unified commerce business is performing exclusive of the effects of non-comparable sales and new store openings.
About Torrid
TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for the curvy woman. Specializing in sizes 10 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, and each product is meticulously crafted to cater to the needs of the curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus- and mid-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus- and mid-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures, such as Adjusted EBITDA, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for (benefit from) income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses.
We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis, actual results against such expectations.
Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives.
Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Forward-Looking Statements
Certain statements made in this earnings release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this earnings release are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology).
For example, all statements we make relating to our expected third quarter of fiscal 2025 and our full year fiscal 2025 performance (including, without limitation, all information under the heading “Outlook”) and our plans and objectives for future operations, growth or initiatives (including, without limitation, expected impacts of initiatives on Adjusted EBITDA beginning in fiscal 2026) are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected, including:
•changes in consumer spending and general economic conditions;
•the negative impact on our revenue and profitability as a result of the imposition of new or increased duties or tariffs on goods from the countries where we manufacture our merchandise which, among other things, could limit our ability to manufacture products in cost-effective countries and require us to absorb costs or pass costs onto customers;
•the interruption of the flow of merchandise from international manufacturers;
•the negative impact on interest expense as a result of high interest rates;
•inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;
•the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;
•our ability to identify and respond to new and changing product trends, customer preferences and other related factors;

•our dependence on a strong brand image;
•increased competition from other brands and retailers;
•our reliance on third parties to drive traffic to our website;
•the success of the shopping centers in which our stores are located;
•our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers;
•our dependence upon independent third parties for the manufacture of all of our merchandise;
•availability constraints and price volatility in the raw materials used to manufacture our products;
•our sourcing a significant amount of our products from China;
•shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;
•our reliance upon independent third-party transportation providers for substantially all of our product shipments;
•our growth strategy, including our retail store optimization strategy;
•our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;
•damage to our reputation arising from our use of social media, email and text messages;
•our reliance on third parties for the provision of certain services, including real estate management;
•our dependence upon key members of our executive management team;
•our reliance on information systems;
•system security risk issues that could disrupt our internal operations or information technology services;
•unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;
•our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;
•payment-related risks that could increase our operating costs or subject us to potential liability;
•claims made against us resulting in litigation;
•changes in laws and regulations applicable to our business;
•regulatory actions or recalls arising from issues with product safety;
•our inability to protect our trademarks or other intellectual property rights;
•our substantial indebtedness and lease obligations;
•restrictions imposed by our indebtedness on our current and future operations;
•changes in tax laws or regulations or in our operations that may impact our effective tax rate;
•the possibility that we may recognize impairments of definite-lived assets;
•our failure to maintain adequate internal control over financial reporting; and
•the threat of war, terrorism or other catastrophes, including natural disasters, that could negatively impact our business.
The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2025 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this communication in the context of these risks and uncertainties.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this earnings release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
Investors and others should note that we may announce material information to our investors using our investor relations website (https://investors.torrid.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our business and other issues. It is possible that the information that we post on social media could be deemed to be material information. We therefore encourage investors to visit these websites from time to time. The information contained on such websites and social media posts is not incorporated by reference into this filing. Further, our references to website URLs in this filing are intended to be inactive textual references only.

Investors
Tom Filandro
Lyn Walther
IR@torrid.com

Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	August 2, 2025	August 3, 2024
Net sales	$262,806	$284,638
Cost of goods sold	169,318	174,380
Gross profit	93,488	110,258
Selling, general and administrative expenses	70,511	76,838
Marketing expenses	12,817	13,007
Income from operations	10,160	20,413
Interest expense	8,119	9,142
Interest income, net of other (income) expense	(13)	(124)
Income before provision for income taxes	2,054	11,395
Provision for income taxes	487	3,067
Net income	$1,567	$8,328

Net earnings per share:
Basic	$0.02	$0.08
Diluted	$0.02	$0.08
Weighted average number of shares:
Basic	102,470	104,500
Diluted	102,746	106,074

Other comprehensive income (loss):
Foreign currency translation adjustment	16	(98)
Total other comprehensive income (loss)	16	(98)
Comprehensive income	$1,583	$8,230

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	August 2, 2025	February 1, 2025	August 3, 2024
Assets
Current assets:
Cash and cash equivalents	$21,543	$48,523	$53,940
Restricted cash	399	399	399
Inventory	130,235	148,493	128,431
Prepaid expenses and other current assets	25,765	24,507	30,295
Prepaid income taxes	11,144	4,244	4,134
Total current assets	189,086	226,166	217,199
Property and equipment, net	63,672	77,669	91,608
Operating lease right-of-use assets	119,097	140,651	144,682
Deposits and other noncurrent assets	20,333	18,935	16,919
Deferred tax assets	13,877	16,620	8,681
Intangible asset	8,400	8,400	8,400
Total assets	$414,465	$488,441	$487,489
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$53,198	$72,378	$68,371
Accrued and other current liabilities	108,898	125,743	116,777
Operating lease liabilities	33,497	40,505	38,638
Borrowings under credit facility	7,900	—	—
Current portion of term loan	16,144	16,144	16,144
Due to related parties	8,436	8,362	4,975
Income taxes payable	118	—	722
Total current liabilities	228,191	263,132	245,627
Noncurrent operating lease liabilities	113,675	134,481	139,001
Noncurrent debt, net	264,337	272,409	280,481
Deferred compensation	3,801	3,913	5,018
Other noncurrent liabilities	5,577	5,595	6,308
Total liabilities	615,581	679,530	676,435
Commitments and contingencies
Stockholders’ Deficit:
Preferred shares: $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at August 2, 2025, February 1, 2025, and August 3, 2024	—	—	—
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 105,157,295 and 99,126,387 shares issued and outstanding, respectively, at August 2, 2025; 104,859,266 shares issued and outstanding at February 1, 2025; and 104,637,273 shares issued and outstanding at August 3, 2024	1,052	1,049	1,048
Additional paid-in capital	142,386	140,029	137,593
Accumulated deficit	(323,762)	(331,269)	(327,087)
Accumulated other comprehensive loss	(507)	(898)	(500)
Common shares in treasury, at cost: 6,030,908 shares at August 2, 2025; no shares at February 1, 2025 and August 3, 2024	(20,285)	—	—
Total stockholders’ deficit	(201,116)	(191,089)	(188,946)
Total liabilities and stockholders’ deficit	$414,465	$488,441	$487,489

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended
	August 2, 2025	August 3, 2024
OPERATING ACTIVITIES
Net income	$7,507	$20,500
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Write down of inventory	1,427	992
Operating right-of-use assets amortization	17,583	20,242
Depreciation and other amortization	19,584	18,940
Share-based compensation	2,840	3,846
Deferred taxes	2,743	—
Write off of excess operating lease liabilities against operating right-of-use-assets	(4,164)	(913)
Other	(799)	133
Changes in operating assets and liabilities:
Inventory	17,060	12,527
Prepaid expenses and other current assets	(1,258)	(8,066)
Prepaid income taxes	(6,900)	(1,573)
Deposits and other noncurrent assets	(1,045)	(2,225)
Accounts payable	(19,980)	23,081
Accrued and other current liabilities	(17,026)	10,509
Operating lease liabilities	(19,840)	(22,457)
Other noncurrent liabilities	(82)	(330)
Deferred compensation	(112)	(456)
Due to related parties	74	(4,354)
Income taxes payable	118	(1,949)
Net cash (used in) provided by operating activities	(2,270)	68,447
INVESTING ACTIVITIES
Purchases of property and equipment	(3,671)	(10,180)
Net cash used in investing activities	(3,671)	(10,180)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	171,650	62,780
Principal payments on revolving credit facility	(163,750)	(70,050)
Deferred financing costs paid for revolving credit facility	(375)	—
Principal payments on term loan	(8,750)	(8,750)
Proceeds from issuances under share-based compensation plans	199	523
Withholding tax payments related to vesting of restricted stock units and awards and exercise of non qualified stock options	(444)	(484)
Share repurchase, including excise tax paid	(20,000)	—
Net cash used in financing activities	(21,470)	(15,981)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	431	(81)
(Decrease) increase in cash, cash equivalents and restricted cash	(26,980)	42,205
Cash, cash equivalents and restricted cash at beginning of period	48,922	12,134
Cash, cash equivalents and restricted cash at end of period	$21,942	$54,339
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$17,680	$18,529
Cash paid during the period for income taxes	$7,135	$11,093
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$2,138	$1,115
Excise tax from share repurchase included in accounts payable and accrued liabilities	$200	$—
Cost of treasury shares included in accounts payable and accrued liabilities	$85	$—

Non-GAAP Reconciliation
The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three Months Ended
	August 2, 2025	August 3, 2024
Net income	$1,567	$8,328
Interest expense	8,119	9,142
Interest income, net of other (income) expense	(13)	(124)
Provision for income taxes	487	3,067
Depreciation and amortization(A)	9,430	8,922
Share-based compensation(B)	1,371	2,188
Noncash deductions and charges(C)	23	125
Other expenses(D)	541	2,944
Adjusted EBITDA	$21,525	$34,592

(A)Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B)Share-based compensation for awards that will be settled in cash was not material during the three months ended August 2, 2025 and $1.1 million during the three months ended August 3, 2024. These awards are accounted for similar to awards settled in shares in accordance with ASC 718, Compensation—Stock Compensation.
(C)Noncash deductions and charges includes noncash losses on property and equipment disposals and the net impact of noncash rent expense.
(D)Other expenses include severance costs for certain key management positions, certain transaction and litigation fees, and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.